Exhibit (32)a
Certification of Chief Executive Officer
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code
I, Michael D. Hsu, Chairman of the Board and Chief Executive Officer of Kimberly-Clark Corporation, certify that, to my knowledge:
(1)the Form 10-K, filed with the Securities and Exchange Commission on February 12, 2026 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the accompanied report fairly presents, in all material respects, the financial condition and results of operations of Kimberly-Clark Corporation.

/s/ Michael D. Hsu
Michael D. Hsu
Chairman of the Board and Chief Executive Officer

February 12, 2026